UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
GenMark Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

GENMARK DIAGNOSTICS, INC.
5964 La Place Court
Carlsbad, California 92008
(760) 448-4300

SUPPLEMENT TO PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

The purpose of this supplement, dated April 15, 2016 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of GenMark Diagnostics, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 14, 2016, relating to the Company’s 2016 Annual Meeting of Stockholders to be held on May 26, 2016, is solely to correct certain inadvertent errors with respect to the 2014 compensation data set forth in the “2015 Summary Compensation Table” appearing on page 30 of the Proxy Statement.

Set forth below is an amended and restated 2015 Summary Compensation Table, which replaces in its entirety the 2015 Summary Compensation Table appearing on page 30 of the Proxy Statement.
 2015 Summary Compensation Table
The following table sets forth information concerning compensation earned for services rendered by our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013. The compensation described in this table does not include medical insurance or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total
Hany Massarany	2015	467,308	1,501,082	1,124,477	97,875	430	3,191,172
President, Chief Executive Officer and Director	2014	450,000	649,982	1,251,295	252,000	414	2,603,691
	2013	450,000	882,000	545,160	—	430	1,877,590

Scott Mendel(4)	2015	332,308	305,697	229,097	34,800	280	902,182
Chief Financial Officer	2014	189,539	533,809	465,162	56,951	166	1,245,627

Ingo Chakravarty	2015	259,616	521,083	390,506	27,188	280	1,198,673
Senior Vice President, International	2014	245,385	131,351	311,434	70,000	270	758,440
	2013	154,808	429,689	382,800	—	187	967,484

Michael Gleeson	2015	259,616	521,083	390,506	27,188	187	1,198,580
Senior Vice President, North American Commercial Operations	2014	245,385	217,451	560,581	70,000	180	1,093,597
	2013	226,154	325,828	233,640	—	181	785,803

Jeffrey Hawkins	2015	216,346	533,011	325,220	—	35,905	1,110,482
Former Senior Vice President, Global Marketing and Program Management	2014	245,385	217,451	560,581	70,000	162	1,093,579

Eric Stier	2015	244,039	477,660	357,964	25,556	280	1,105,499
Senior Vice President, General Counsel and Secretary

(1)
Amounts reported reflect the grant date valuation of the awards determined in accordance with ASC Topic 718. For more information, see Note 5 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2016.

(2)
The amounts reported in 2015 reflect the grant date fair value of annual restricted stock units and MSUs granted in February 2015. The amounts reported for 2014 for all named executive officers reflect the grant date fair value of (a) annual restricted stock units granted in March 2014, and (b) restricted stock units granted in March 2015 in respect of the 2014 performance period. The amounts reported for 2013 for all named executive officers reflect the grant date fair value of (a) annual restricted stock units granted in March 2013, and (b) restricted stock units granted in March 2014 in respect of the 2013 performance period.

(3)
Except with respect to Mr. Hawkins, all amounts reported consist of life insurance benefits. With respect to Mr. Hawkins, the amount reported consists of a vacation accrual payout ($35,764) in connection with his resignation of employment in October 2015 and life insurance benefits ($141).

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

2